As filed with the Securities and Exchange Commission on July 25, 2003
                                                      Registration No. 333-61196

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                    ----------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                    ----------------------------------------

                              Ionics, Incorporated
             (Exact name of Registrant as specified in its charter)
                          -----------------------------

         Massachusetts                                  04-2068530
 (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                  Identification Number)

                                 65 Grove Street
                            Watertown, MA 02472-2882
                                 (617) 926-2510
                        (Address, including zip code, and
                                telephone number,
        including area code, of Registrant's principal executive offices)
                    ----------------------------------------

                                Douglas R. Brown
                      President and Chief Executive Officer
                              Ionics, Incorporated
                                 65 Grove Street
                            Watertown, MA 02472-2882
                                 (617) 926-2500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                    ----------------------------------------

Copies of all communications, including all communications sent to the agent for service, should be sent to:

        Stephen Korn, Esq.                            Mark H. Burnett, Esq.
Vice President and General Counsel               Testa, Hurwitz & Thibeault, LLP
       Ionics, Incorporated                            Oliver Street Tower
          65 Grove Street                                125 High Street
     Watertown, MA 02472-2882                      Boston, Massachusetts 02110
          (617) 926-2510                                 (617) 248-7000


        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.
                    ----------------------------------------

         The Registrant hereby removes from registration under this Registration Statement (333-61196) the 574,800 shares of Common Stock, $1.00 par value per share, registered hereunder (all shares originally registered hereunder being referred to as the "Offered Shares") that have not been sold pursuant to this Registration Statement. By the terms of this Registration Statement and an agreement by and among the Registrant and certain holders of Offered Shares, the Registrant was required to keep this Registration Statement effective until the earliest of (i) the date on which all of the Offered Shares have been sold, (ii) the date on which all of the Offered Shares are able to be sold in a single transaction under Rule 144 of the Securities Act of 1933 or (iii) April 18, 2003. A total of 300,200 Offered Shares have been sold or otherwise transferred by selling stockholders under this Registration Statement. Pursuant to the Registrant's Undertaking in Item 17 of this Registration Statement, the Registrant hereby removes from registration the 574,800 Offered Shares that have not been sold pursuant to this Registration Statement prior to the date hereof.

                                   Signatures

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Watertown and Commonwealth of Massachusetts on the 25th day of July, 2003.

                                                     IONICS, INCORPORATED

                                                     By: /s/ Douglas R. Brown
                                                         -----------------------
                                                     Douglas R. Brown,
                                                     President and
                                                     Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                      Title                       Date

                                          President,
                                   Chief Executive Officer
                                         and Director
/s/ Douglas R. Brown            (Principal Executive Officer)      July 25, 2003
---------------------------
     Douglas R. Brown

                                      Vice President and
                                   Chief Financial Officer
/s/ Daniel M. Kuzmak            (Principal Financial Officer)      July 25, 2003
---------------------------
     Daniel M. Kuzmak

                                      Vice President and
                                     Corporate Controller
/s/ Anthony Di Paola            (Principal Accounting Officer)     July 25, 2003
---------------------------
     Anthony Di Paola

/s/      *                                 Director                July 25, 2003
---------------------------
    Stephen L. Brown

                                  Chairman of the Board and
/s/      *                                 Director                July 25, 2003
---------------------------
    Arthur L. Goldstein

/s/      *                                 Director                July 25, 2003
---------------------------
    Kathleen F. Feldstein

/s/      *                                 Director                July 25, 2003
---------------------------
    William K. Reilly

/s/      *                                 Director                July 25, 2003
---------------------------
    John J. Shields

/s/      *                                 Director                July 25, 2003
---------------------------
    Daniel I. C. Wang

/s/      *                                 Director                July 25, 2003
---------------------------
    Mark S. Wrighton

/s/      *                                 Director                July 25, 2003
---------------------------
    Allen S. Wyett

*By: /s/ Stephen Korn
     ---------------------
      Stephen Korn
      Attorney-in-Fact